UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 25, 2015

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 16, 2014, the Board of Directors of Ashford Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) payable on November 27, 2014, for each outstanding share of common stock, par value $0.01 per share, outstanding on November 27, 2014 to the stockholders of record on that date. Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company, at a price of $275 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated effective November 17, 2014, between the Company and Computershare Trust Company, N.A., as Rights Agent, as described in the Current Report on Form 8-K filed by the Company on November 17, 2014.

The Rights were initially set to expire on March 15, 2015 (the “Final Expiration Date”); however, on February 25, 2015, the Board of Directors of the Company extended the Final Expiration Date until the date of the Company’s annual stockholder meeting, at which time the stockholders will vote on a further extension of the Final Expiration Date to February 25, 2018.  If the stockholders do not approve such further extension, the Rights will expire on the date of the annual stockholder meeting.

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Items 1.01 is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2015

ASHFORD INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel